                                                  FIRST AMENDMENT
                                                TO CREDIT AGREEMENT
                                      (Multi-Year Revolving Credit Facility)

                  THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of April 19, 2001 (the "First Amendment"), among ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the "Borrower"), the lenders party hereto (the "Lenders"), and  FIRST UNION NATIONAL BANK, individually, as Issuing Bank and as Administrative Agent
(the "Administrative Agent").

                                                 W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to that certain
Credit Agreement dated as of November 17, 2000 (the "Credit Agreement"), whereby, pursuant to the terms and conditions contained therein, the Lenders agreed to make loans to and extensions on behalf of the Borrower under a multi-year revolving credit facility; and

                  WHEREAS, the parties to the Credit Agreement intend to amend the Credit Agreement to increase the sublimit for the issuance of Letters of Credit from $50,000,000 to $75,000,000;

                  NOW, THEREFORE, the parties to the Credit Agreement hereby agree as follows:

SECTION 1.        Amendments to Credit Agreement.

                  (a)      The term "Agreement," as defined in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Agreement" means this Credit Agreement dated as of November 17, 2000, among the Borrower, the Lenders, the Administrative Agent and the Issuing Bank, as amended by the
         First Amendment, and as the same may be further amended, waived or otherwise modified from time to time in accordance herewith.

                  (b)      Section 1.01 of the Credit Agreement hereby is amended by inserting the following definition in its appropriate alphabetical order:

                            "First Amendment" means that certain First Amendment to Credit Agreement dated as of April 19, 2001, among the Borrower, the Lenders party thereto, the Administrative
         Agent and the Issuing Bank.

                  (c)      Section 2.06(b) of the Credit Agreement is hereby amended by deleting the amount
"$50,000,000" contained in the sixteenth (16th) line thereof and substituting therefor the amount "$75,000,000."

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SECTION 2.        Conditions Precedent to Effectiveness.  This First Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions precedent:

                  (a)      the Administrative Agent shall have received counterparts of this First Amendment duly executed by the Borrower, the Required Lenders, the Administrative Agent and the Issuing Bank (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party); and

                  (b)      no Default or Event of Default shall have occurred and be continuing as of the date of this First Amendment.

SECTION 3.        Reaffirmation of Representations and Warranties.  To induce the Required Lenders, the
Administrative Agent and the Issuing Bank to enter into this First Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in Article III of the Credit
                                                                                      -----------
Agreement and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

                  (a)      The execution, delivery and performance by the Borrower of this First Amendment are within the Borrower's powers, have been duly authorized by all necessary action of the Borrower, require, in respect of the Borrower, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute a default under, any provision of law or regulation (including Regulation X issued by the Federal Reserve Board) applicable to the Borrower or Regulation U or the limited partnership agreement of the Borrower or any judgment, injunction, order, decree or material agreement binding upon the
Borrower or result in or require the creation or imposition of any Lien on any asset of the Borrower.

                  (b)      This First Amendment has been duly executed and delivered by the Borrower.  This First
Amendment, the Credit Agreement, as amended by this First Amendment, and each other Loan Document to which the
Borrower is a party are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (c)      Since December 31, 2000, no event or circumstance has occurred that has resulted in or could reasonably be expected to have a Material Adverse Effect.  No Event of Default has occurred and is continuing as of the date hereof.

                  (d)      There is no action, suit or proceeding pending against the Borrower or any of its
Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which involves this First Amendment, the Credit Agreement, as amended hereby, or any other Loan Document.

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SECTION 4.        Defined Terms.  Except as amended hereby, terms used herein when defined in the Credit
Agreement shall have the same meanings herein unless the context otherwise requires.

SECTION 5.        Reaffirmation of Credit Agreement.  This First Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 6.        Governing Law; Entire Agreement.  This First Amendment and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.  The Credit Agreement, as amended by this First
Amendment, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.        Severability of Provisions.  Any provision in this First Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this
First Amendment are declared to be severable.

SECTION 8.        Counterparts.  This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this First Amendment by signing any such counterpart.

SECTION 9.        Headings.  Article and section headings in this First Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this First Amendment.

SECTION 10.       Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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                             [First Amendment to Credit Agreement - Signature Page 16]

Houston:515145_2.DOC
                  IN WITNESS WHEREOF, the Borrower, the Required Lenders, the Administrative Agent, the
Syndication Agent, the Documentation Agent, the Managing Agents, the Co-Agents and the Issuing Bank have executed this First Amendment as of the date first above written.

                                                     ENTERPRISE PRODUCTS OPERATING L.P.

                                                     By:    Enterprise Products GP, LLC,
                                                            its General Partner

                                                     By:    /s/ W. Randall Fowler
                                                     Name:      W. Randall Fowler
                                                     Title:     Vice President and Treasurer

                                                     FIRST UNION NATIONAL BANK, individually and as
                                                     Administrative Agent,

                                                     By:    /s/ Russell Clingman
                                                     Name:      Russell Clingman
                                                     Title:     Vice President

                                                     THE CHASE MANHATTAN BANK, individually and as Syndication
                                                     Agent

                                                     By:   /s/ Robert C. Mertensotto
                                                     Name:     Robert C. Mertensotto
                                                     Title:    Managing Director

                                                     BANK ONE, NA (Main Office - Chicago), individually and as
                                                     Documentation Agent

                                                     By:    /s/ Dianne L.Russell
                                                     Name:      Dianne L.Russell
                                                     Title:     Vice President

                                                     THE FUJI BANK, LIMITED, individually and as Managing Agent

                                                     By:   /s/Jacques Azagury
                                                     Name:    Jacques Azagury
                                                     Title:  Senior Vice President and Manager

                                                     GUARANTY FEDERAL BANK, F.S.B.

                                                     By:   /s/ Jim R. Hamilton
                                                     Name:     Jim R. Hamilton
                                                     Title:    Senior Vice President

                                                     HIBERNIA NATIONAL BANK

                                                     By:   /s/ Nancy G. Moragas
                                                     Name:     Nancy G. Moragas
                                                     Title:   Vice President

                                                     NATIONAL AUSTRALIA BANK LIMITED, A.C.N. 004044937,
                                                     individually and as Managing Agent

                                                     By:   /s/ Frank L. Campiglia
                                                     Name:     Frank L. Campiglia
                                                     Title:    Vice President

                                                     TORONTO DOMINION (TEXAS), INC., individually and as Managing
                                                     Agent

                                                     By:    N/A
                                                     Name:
                                                     Title:

                                                     FLEET NATIONAL BANK, individually and as Managing Agent

                                                     By:   /s/ Christopher C. Holmgren
                                                     Name:     Christopher C. Holmgren
                                                     Title:    Managing Director

                                                     THE DAI-ICHI KANGYO BANK, LIMITED, individually and as
                                                     Managing Agent

                                                     By:   /s/ Perzemek T. Blakiak
                                                     Name:     Perzemek T. Blaziak
                                                     Title:    Account Officer

                                                     BANK OF TOKYO-MITSUBISHI, LTD., Houston Agency, individually and as Co-Agent

                                                     By:   /s/ John W. McGhee
                                                     Name:     John W. McGhee
                                                     Title:    Vice President and Manager

                                                     SUNTRUST BANK, individually and as Co-Agent

                                                     By:   /s/ David J. Edge
                                                    Name:      David J. Edge
                                                    Title:     Director

                                                     WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,
                                                     individually and as Co-Agent

                                                     By:   N/A
                                                     Name:
                                                     Title:

                                                     CITIBANK, N.A.

                                                     By:   /s/ Rob T. Jokhai
                                                    Name:      Rob T. Jokhai
                                                     Title:Vice President

                                                     THE BANK OF NOVA SCOTIA

                                                     By:   /s/ F.C.H. Ashby
                                                    Name:      F.C.H. Ashby
                                                     Title: Senior Manager Loan Operations